R:\97RIL\11340.DOC


        External Third through Seventh Catastrophe Excess
                      Reinsurance Contract
                   Effective:  January 1, 1997

                            issued to

           Associated International Insurance Company
                   Woodland Hills, California
                    Calvert Insurance Company
                       Hoboken, New Jersey
                  Timberline Insurance Company
                         Eugene, Oregon
                               and
         any additional company established or acquired
by Associated International Insurance Company, Calvert Insurance
Company, Timberline Insurance Company or Gryphon Holdings, Inc.,
                       New York, New York,
                    to be included hereunder




















                        E. W. Blanch Co.

                      Reinsurance Services

                      3500 West 80th Street

                  Minneapolis, Minnesota  55431

        External Third through Seventh Catastrophe Excess
                      Reinsurance Contract
                   Effective:  January 1, 1997

                            issued to

           Associated International Insurance Company
                   Woodland Hills, California
                    Calvert Insurance Company
                       Hoboken, New Jersey
                  Timberline Insurance Company
                         Eugene, Oregon
                               and
         any additional company established or acquired
by Associated International Insurance Company, Calvert Insurance
Company, Timberline Insurance Company or Gryphon Holdings, Inc.,
                       New York, New York,
                    to be included hereunder



              Third Excess Catastrophe Reinsurance
                    (With "No Claims Bonus")

               Reinsurers                       Participations

Gerling Global Reinsurance Corporation, U. S. Branch  1.6600000%
PMA Reinsurance Corporation                           1.3300000
Renaissance Reinsurance Ltd.                         22.4000000
Republic Western Insurance Company                    3.5000000
St. Paul Reinsurance Management Corporation
  (for St. Paul Fire and Marine Insurance Company)    4.0000000
Sphere Drake Management
  (for Sphere Drake Insurance Company, Ltd.)          5.0000000

Through Swire Blanch - Australia
Reinsurance Australia Corporation Limited            11.5000000

Total                                                49.3900000%
                                                     part of
                                                     100% share
                                                     in the
                                                     interests
                                                     and
                                                     liabilities
                                                     of the
                                                     "Reinsurer"
              Third Excess Catastrophe Reinsurance
                   (Without "No Claims Bonus")

               Reinsurers                       Participations

First Excess and Reinsurance Corporation              5.6600000%
Insurance Corporation of Hannover, An Illinois Corporation         2.5000000
LaSalle Re Limited                                   10.0000000
Partner Re                                            7.6500000
Sydney Reinsurance Corporation                        3.0000000
United Fire & Casualty Company                         .3000000

Through Swire Blanch - Australia
GIO Insurance Ltd. (trading as GIO Reinsurance)      13.0000000

Through Swire Blanch Europe
Societe Parisienne de Souscription
  (for La Reunion Francaise)                          3.5000000

Total                                                45.6100000%
                                                     part of
                                                     100% share
                                                     in the
                                                     interests
                                                     and
                                                     liabilities
                                                     of the
                                                     "Reinsurer"


              Fourth Excess Catastrophe Reinsurance
                    (With "No Claims Bonus")

               Reinsurers                       Participations

Folksamerica Reinsurance Company                      1.5000000%
Nationwide Mutual Insurance Company                   2.1700000
Renaissance Reinsurance Ltd.                         25.0000000
St. Paul Reinsurance Management Corporation
  (for St. Paul Fire and Marine Insurance Company)    4.0000000
Sphere Drake Management
  (for Sphere Drake Insurance Company, Ltd.)          2.5000000

Total                                                35.1700000%
                                                     part of
                                                     100% share
                                                     in the
                                                     interests
                                                     and
                                                     liabilities
                                                     of the
                                                     "Reinsurer"
              Fourth Excess Catastrophe Reinsurance
                   (Without "No Claims Bonus")

               Reinsurers                       Participations

LaSalle Re Limited                                    5.0000000%
Liberty Mutual Insurance Company                       .7000000
Partner Re                                           13.0000000
United Fire & Casualty Company                         .3000000

Through Park International Limited
Mid Ocean Reinsurance Company Ltd.                    4.0000000

Through Swire Blanch - Australia
GIO Insurance Ltd. (trading as GIO Reinsurance)       1.7500000

Through Swire Blanch Europe
Cie Transcontinentale de Reassurance                  2.0000000
Europa Re                                             1.5000000
EXKO Excess Ruckversicherungs-Kontor GmbH
  (for Capacity XL Cover)                             2.0000000
Societe Parisienne de Souscription
  (for La Reunion Francaise)                          3.5000000

Through Denis M. Clayton & Co. Ltd.
Lloyd's Underwriters and Companies
  Per Signing Schedule(s                             26.0800000

Total                                                59.8300000%
                                                     part of
                                                     100% share
                                                     in the
                                                     interests
                                                     and
                                                     liabilities
                                                     of the
                                                     "Reinsurer"

              Fifth Excess Catastrophe Reinsurance

               Reinsurers                       Participations

Allmerica Re, A Division of The Hanover Insurance Company          1.0000000%
AXA Reinsurance Company                               1.2000000
Cat Limited                                          27.5000000
Everest Reinsurance Company                           9.5000000
First Excess and Reinsurance Corporation              2.5000000
Liberty Mutual Insurance Company                       .3500000
Nationwide Mutual Insurance Company                   1.0000000
Partner Re                                            7.5000000
Renaissance Reinsurance Ltd.                         12.5000000
St. Paul Reinsurance Management Corporation
  (for St. Paul Fire and Marine Insurance Company)    1.5000000
Sphere Drake Management
  (for Sphere Drake Insurance Company, Ltd.)          3.0000000

Through Park International Limited
Mid Ocean Reinsurance Company Ltd.                    4.0000000

Through Swire Blanch Europe
Cie Transcontinentale de Reassurance                  2.0000000
Munchener Ruckversicherungs-Gesellschaft              2.0000000
Singapore Reinsurance Corporation Limited              .2500000
Societe Parisienne de Souscription
  (for La Reunion Francaise)                          2.0000000

Through Denis M. Clayton & Co. Ltd.
Lloyd's Underwriters and Companies
  Per Signing Schedule(s                             17.2000000

Total                                                95.0000000%
                                                     part of
                                                     100% share
                                                     in the
                                                     interests
                                                     and
                                                     liabilities
                                                     of the
                                                     "Reinsurer"


              Sixth Excess Catastrophe Reinsurance

               Reinsurers                       Participations

Cat Limited                                          26.5517241%
First Excess and Reinsurance Corporation               .3413793
Folksamerica Reinsurance Company                       .6897240
Gerling Global Reinsurance Corporation, U. S. Branch   .3224138
Great Lakes American Reinsurance Company               .9482759
Liberty Mutual Insurance Company                       .1422414
Nationwide Mutual Insurance Company                    .7586207
Partner Re                                           14.2241379
Patriot Re Corporation (for Certain Underwriting Members of
Lloyd's)                                               .5215517
Renaissance Reinsurance Ltd.                          9.4827586
St. Paul Reinsurance Management Corporation
  (for St. Paul Fire and Marine Insurance Company)    1.4224138
Sydney Reinsurance Corporation                         .9482759
United Fire & Casualty Company                         .1896552

Through Park International Limited
Mid Ocean Reinsurance Company Ltd.                    1.2931034

Through Swire Blanch - Australia
Reinsurance Australia Corporation Limited             2.3706897

Through Swire Blanch Europe
Cie Transcontinentale de Reassurance                   .9482759
The Copenhagen Reinsurance Company Ltd.               3.4051724
Europa Re                                              .9482759
Munchener Ruckversicherungs-Gesellschaft              2.8448276
Sirius International Insurance Corporation             .8620690
Societe Parisienne de Souscription
  (for La Reunion Francaise)                          1.4224138

Through Denis M. Clayton & Co. Ltd.
Lloyd's Underwriters and Companies
  Per Signing Schedule(s                             24.3620000

Total                                                95.0000000%
                                                     part of
                                                     100% share
                                                     in the
                                                     interests
                                                     and
                                                     liabilities
                                                     of the
                                                     "Reinsurer"

             Seventh Excess Catastrophe Reinsurance

               Reinsurers                       Participations

Liberty Mutual Insurance Company                      1.6000000%
Nationwide Mutual Insurance Company                   2.5000000
Partner Re                                           15.0000000
Renaissance Reinsurance Ltd.                          8.3500000
United Fire & Casualty Company                         .3000000

Through Park International Limited
Mid Ocean Reinsurance Company Ltd.                   10.0000000

Through Swire Blanch - Australia
Reinsurance Australia Corporation Limited             2.0000000

Through Swire Blanch Europe
Cie Transcontinentale de Reassurance                  2.0000000
The Copenhagen Reinsurance Company Ltd.               4.0000000
Munchener Ruckversicherungs-Gesellschaft              5.0000000
Singapore Reinsurance Corporation Limited              .2500000

Through Denis M. Clayton & Co. Ltd.
Lloyd's Underwriters and Companies
  Per Signing Schedule(s                             44.0000000

Total                                                95.0000000%
                                                     part of
                                                     100% share
                                                     in the
                                                     interests
                                                     and
                                                     liabilities
                                                     of the
                                                     "Reinsurer"






                        E. W. Blanch Co.

                      Reinsurance Services

                      3500 West 80th Street

                  Minneapolis, Minnesota  55431
                        Table of Contents


Article                                                      Page

     I    Classes of Business Reinsured                        1
    II    Term                                                 1
   III    Territory                                            2
    IV    Exclusions                                           2
     V    Retention and Limit                                  5
    VI    Other Reinsurance                                    5
   VII    Definitions                                          6
  VIII    Reinstatement                                        7
    IX    Loss Notices and Settlements                         8
     X    Special Provisions                                   9
    XI    Salvage and Subrogation                              9
   XII    Premium                                              9
  XIII    Offset (BRMA 36C)                                   10
   XIV    Access to Records (BRMA 1D)                         10
    XV    Net Retained Lines (BRMA 32E)                       10
   XVI    Errors and Omissions (BRMA 14F)                     11
  XVII    Currency (BRMA 12A)                                 11
 XVIII    Taxes (BRMA 50C)                                    11
   XIX    Federal Excise Tax (BRMA 17A)                       11
    XX    Unauthorized Reinsurers                             12
   XXI    Insolvency                                          13
  XXII    Arbitration                                         14
 XXIII    Service of Suit (BRMA 49C)                          15
  XXIV    Agency Agreement                                    15
   XXV    Intermediary (BRMA 23A)                             15
          Schedule A
        External Third through Seventh Catastrophe Excess
                      Reinsurance Contract
                   Effective:  January 1, 1997

                            issued to

           Associated International Insurance Company
                   Woodland Hills, California
                    Calvert Insurance Company
                       Hoboken, New Jersey
                  Timberline Insurance Company
                         Eugene, Oregon
                               and
         any additional company established or acquired
by Associated International Insurance Company, Calvert Insurance
Company, Timberline Insurance Company or Gryphon Holdings, Inc.,
                       New York, New York,
                    to be included hereunder
     (hereinafter referred to collectively as the "Company")

                               by

           The Subscribing Reinsurer(s) Executing the
             Interests and Liabilities Agreement(s)
                         Attached Hereto
          (hereinafter referred to as the "Reinsurer")



Article I - Classes of Business Reinsured

By this Contract the Reinsurer agrees to reinsure the excess liability which may accrue to the Company under its policies, contracts and binders of insurance or reinsurance (hereinafter called "policies") in force at the effective date hereof or issued or renewed on or after that date, and classified by the Company as Property business underwritten by Associated International Insurance Company, Woodland Hills, California, subject to the terms, conditions and limitations set forth herein and in Schedule A attached to and forming part of this Contract.


Article II - Term

A. This Contract shall become effective on January 1, 1997, with respect to losses arising out of loss occurrences commencing on or after that date, and shall remain in force until December 31, 1997, both days inclusive.

B. If this Contract expires while a loss occurrence covered hereunder is in progress, the Reinsurer's liability hereunder shall, subject to the other terms and conditions of this Contract, be determined as if the entire loss occurrence had occurred prior to the expiration of this Contract, provided that no part of such loss occurrence is claimed against any renewal or replacement of this Contract.


Article III - Territory

As respects the External Third and Fourth Excess Catastrophe Reinsurance layers hereunder and subject to all other terms and conditions of this Contract, this Contract shall apply to the territorial limits of the Company's policies reinsured hereunder. As respects the External Fifth, Sixth and Seventh Excess Catastrophe Reinsurance layers hereunder and subject to all other terms and conditions of this Contract, this Contract shall apply to losses occurring anywhere within the State of California.


Article IV - Exclusions

A. This Contract does not apply to and specifically excludes the following:

      1. Loss or liability excluded under the provisions of the "Pools, Associations and Syndicates Exclusion Clause" attached to and forming part of this Contract.

      2. Nuclear risks as defined in the "Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance (U.S.A.)" and the "Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance (Canada)" attached to and forming part of this Contract.

      3. All reinsurance assumed, with the exception of intra-company reinsurance and specific insureds whose reinsurance is written through their own captive company and quoted by a non-related entity.

      4. Risks of war, whether or not declared, invasion, civil war, insurrection, rebellion, revolution or confiscation by duly constituted governmental or civil authority as excluded under a standard policy containing a standard War Exclusion Clause.

      5. Hail insurance or reinsurance covering growing, drying or standing crops when written as such.

      6. Flood when written as such; however, this exclusion shall not apply to flood when included in Difference in Conditions, Inland Marine and All Risk policies.

      7. All armored car business except when written in excess of $500,000.

      8.   Credit, financial or insolvency guarantees.

      9. Livestock insurance or reinsurance when written as such.

      10.  Third Party Bodily Injury and Property Damage
      Liability, Medical Payments, Workers' Compensation,
      Fidelity and Surety, whether written separately or as part of a Multiple Peril policy. However, nothing herein contained shall be construed as excluding liability for damage to property in an insured's care, custody or control or for which the insured may be liable.

      11.  Ocean Marine when written as such.

      12. Aircraft, meaning direct damage to hulls insured under Aircraft Hull policies, but not to exclude aircraft hulls insured under regular Fire, Inland Marine and All Risk policies (other than Aircraft Hull policies). In no event shall any liability attach to the Reinsurer hereunder in respect of aircraft while in flight or taxiing.

      13.  Offshore drilling rigs.

      14.  Automobile risks insured under Automobile policies.

      15.  Boiler and Machinery when written as such.

      16. Space and space related risks for the intention of ignition of the launch vehicle which includes taxiing within the launch site area and in flight.

      17.  Grain elevators.

      18.  Mechanical breakdowns when written as such.

      19.  Petrochemical risks and refineries.

      20.  Underground mining.

      21. Inland Marine policies covering jewelers block and motor truck cargo.

      22.  Mortgage Impairment insurance.

      23. All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

      24   Kidnap and Ransom.

      25.  Residual Value and Credit insurance.

      26.  Crop insurance.

      27.  Burglary and Theft when written as such.

      28.  Strike insurance.

      29.  Product impairment, recall and tampering.

      30. Data processing companies whose sole purpose is to provide data processing services to other companies which include media exposures defined as material on which data is to be or is already stored (i.e., disks, magnetic and paper tapes, drums, cores and programs).

      31.  Transmission and distribution lines.

      32.  Mobile home parks.

      33.  Onshore drilling rigs.

      34. Course of Construction risks covering dams, bridges, tunnels, subways, construction work over water, or any project involving water, unless the aforementioned projects are incidental to the insured's total construction project.

      35. Rolling stock owned or operated by a railroad, but this exclusion shall not apply to interests while contained in buildings owned or leased by an insured.

      36.  Risks excluded under the provisions of the "Total
      Insured Value Exclusion Clause" attached to and forming part of this Contract.

      37. Extra contractual obligations (i.e., any punitive, exemplary, compensatory or consequential damages paid or payable by the Company as a result of an action against it by its insured or its insured's assignee, which action alleges negligence or bad faith on the part of the Company in handling a claim under a policy subject to this Contract).

      38. Loss in excess of policy limits (i.e., any amount paid or payable by the Company in excess of its policy limits, but otherwise within the terms of its policy, as a result of an action against it by its insured or its insured's assignee to recover damages the insured is legally obligated to pay to a third party claimant because of the Company's alleged or actual negligence or bad faith in rejecting a settlement within policy limits, or in discharging its duty to defend or prepare the defense in the trial of an action against its insured, or in discharging its duty to prepare or prosecute an appeal consequent upon such an action).

B. Notwithstanding the foregoing, any exclusion set forth in paragraph A (except subparagraphs 2, 3, 4, 6, 8, 11, 12, 13, 16, 23, 37 and 38) shall be waived automatically when, in the opinion of the Company, the exposure excluded therein is incidental to the principal exposure on the risk in question.

C. As regards business underwritten in the General E&S Division of the Company:

      1. Exclusions 15, 18, 34 and 35 of paragraph A shall be waived.

      2. Exclusion 36 (Total Insured Value) and Section B of Exclusion 1 (Pools, Associations) of paragraph A shall be waived except for risks with total insured values greater than $300,000,000 in the State of California. This exception contained in this paragraph only applies to risks in the State of California.

      3. Exclusion 14 (Automobile) of paragraph A shall be waived as regards Automobile Floor Plans.


Article V - Retention and Limit

A. As respects each excess layer of reinsurance coverage provided by this Contract, the Company shall retain and be liable for the first amount of ultimate net loss, shown as "Company's Retention" for that excess layer in Schedule A attached hereto, arising out of each loss occurrence. The Reinsurer shall then be liable (subject to the provisions of paragraph B below), as respects each excess layer, for the amount by which such ultimate net loss exceeds the Company's applicable retention, but the liability of the Reinsurer under each excess layer shall not exceed the amount, shown as "Reinsurer's Per Occurrence Limit" for that excess layer in Schedule A attached hereto, as respects any one loss occurrence.

B. No claim shall be made under any excess layer of reinsurance coverage provided by this Contract in any one loss occurrence unless at least two risks insured or reinsured by the Company are involved in such loss occurrence. "Risk" to be defined as all the values at one location unless otherwise stated in the Company's risk file but not less than all the values within four walls. For purposes of this Article, the Company shall be the sole judge of what constitutes one risk, except that in no event shall a building and its contents be considered more than one risk.


Article VI - Other Reinsurance

A. The Company shall be permitted to carry underlying excess catastrophe reinsurance, recoveries under which shall inure solely to the benefit of the Company and be entirely disregarded in applying all of the provisions of this Contract.

B. As regards DIC business, the Company shall purchase or be deemed to have purchased inuring excess per risk and/or pro rata facultative reinsurance to limit its ultimate net loss on any one risk, each loss (exclusive of extra contractual obligations) to $100,000 subject to the following occurrence limits by layer of inuring excess per risk reinsurance:

      Layer       Limit      Retention     Occurrence Limit

        1       2,400,000   100,000     7,500,000Per
                                        Occurrence
        2       2,500,000   2,500,000   10,000,000     Per
                                        Occurrence
        3       5,000,000   5,000,000   10,000,000     Per
                                        Occurrence

C. As regards business underwritten in the General E&S division, the Company shall be permitted to purchase inuring coverage as follows:

      1. West Coast earthquake incurred loss shall be ceded to the DIC Excess Per Risk noted in paragraph B above.

      2.   As regards all other incurred loss, $9,500,000 excess
      $500,000 per risk; subject to a per occurrence limit of $20,000,000.

      3. The only exception to subparagraph 1 above is Course of Construction (COC) policies written in the General E&S division. The California earthquake portions of those policies are ceded 100% to the E&S treaty.


Article VII - Definitions

A. "Ultimate net loss" as used herein is defined as the sum or sums (including litigation expenses, interest on judgments and all other loss adjustment expenses, including a pro rata share of the salaries and expenses of the Company's field employees according to the time occupied adjusting the loss and expenses of the Company's officials incurred in connection with the loss, but excluding office expenses and salaries of the Company's officials and any normal overhead charges) paid or payable by the Company in settlement of claims and in satisfaction of judgments rendered on account of such claims, after deduction of all salvage, all recoveries and all claims on inuring insurance or reinsurance, whether collectible or not. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company's ultimate net loss has been ascertained.

B. The term "loss occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs anywhere in the world but limited in the United States of America and Canada to the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one "loss occurrence" shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event, except that the term "loss occurrence" shall be further defined as follows:

      1. As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

      2. As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an assured's premises by strikers, provided such occupation commenced during the aforesaid period.

      3. As regards earthquake (the epicentre of which need not necessarily be within the territorial confines referred to in the introductory portion of this paragraph) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company's "loss occurrence."

      4. As regards "freeze," only individual losses directly occasioned by collapse, breakage of glass and water damage
      (caused by bursting frozen pipes and tanks) may be included in the Company's "loss occurrence."

   For all "loss occurrences," the Company may choose the date and time when any such period of consecutive hours commences, provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss, and provided that only one such period of 168 consecutive hours shall apply with respect to one event except for those "loss occurrences" referred to in subparagraphs 1 and 2 above where only one such period of 72 consecutive hours shall apply with respect to one event.

   No individual losses occasioned by an event that would be covered by 72 hours clauses may be included in any "loss occurrence" claimed under the 168 hours provision.

C. "Net earned premium" as used herein is defined as the Company's gross earned premium on the classes of business subject to this Contract, less only the earned portion of premiums, if any, ceded by the Company for reinsurance which inures to the benefit of this Contract.


Article VIII - Reinstatement

A. In the event all or any portion of the reinsurance under any excess layer of reinsurance coverage provided by this Contract is exhausted by loss, the amount so exhausted shall be reinstated immediately from the time the loss occurrence commences hereon. For each amount so reinstated the Company agrees to pay additional premium equal to the product of the following:

      1. The percentage of the occurrence limit for the excess layer reinstated (based on the loss paid by the Reinsurer under that excess layer); times

      2. The earned reinsurance premium for the excess layer reinstated for the term of this Contract (exclusive of reinstatement premium).

B. Whenever the Company requests payment by the Reinsurer of any loss under any excess layer hereunder, the Company shall submit a statement to the Reinsurer of reinstatement premium due the Reinsurer for that excess layer. If the earned reinsurance premium for any excess layer for the term of this Contract has not been finally determined as of the date of any such statement, the calculation of reinstatement premium due for that excess layer shall be based on the annual deposit premium for that excess layer and shall be readjusted when the earned reinsurance premium for that excess layer for the term of this Contract has been finally determined. Any reinstatement premium shown to be due the Reinsurer for any excess layer as reflected by any such statement (less prior payments, if any, for that excess layer) shall be payable by the Company concurrently with payment by the Reinsurer of the requested loss for that excess layer. Any return reinstatement premium shown to be due the Company shall be remitted by the Reinsurer as promptly as possible after receipt and verification of the Company's statement.

C. Notwithstanding anything stated herein, the liability of the Reinsurer under any excess layer of reinsurance coverage provided by this Contract shall not exceed either of the following:

      1. The percentage, shown as "Coverage Percent" for that excess layer in Schedule A attached hereto, of the amount, shown as "Reinsurer's Per Occurrence Limit" for that excess layer in Schedule A attached hereto, as respects loss or losses arising out of any one loss occurrence; or

      2. The percentage, shown as "Coverage Percent" for that excess layer in Schedule A attached hereto, of the amount, shown as "Reinsurer's Annual Limit" for that excess layer in Schedule A attached hereto, in all during the term of this Contract.


Article IX - Loss Notices and Settlements

A. Whenever losses sustained by the Company appear likely to result in a claim hereunder, the Company shall notify the Reinsurer, and the Reinsurer shall have the right to participate in the adjustment of such losses at its own expense.

B. All loss settlements made by the Company, provided they are within the terms of this Contract, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it may be liable upon receipt of reasonable evidence of the amount paid (or scheduled to be paid) by the Company.


Article X - Special Provisions

As respects loss or damage or costs or expenses arising from asbestos or seepage and/or pollution and/or contamination, other than contamination from smoke damage, the maximum sublimit shall be $25,000 per risk, each loss, or so deemed. Nevertheless, this does not preclude payment of the cost of removal of debris of property damaged by a loss otherwise covered hereunder.


Article XI - Salvage and Subrogation

The Reinsurer shall be credited with salvage (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Salvage thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights.


Article XII - Premium

A. As premium for each excess layer of reinsurance coverage provided by this Contract, the Company shall pay the Reinsurer the greater of the following:

      1. The amount, shown as "Annual Minimum Premium" for that excess layer in Schedule A attached hereto; or

      2. An amount equal to the sum of the percentages shown as "DIC" and "AOP" percentages for that excess layer in Schedule A attached hereto, of the Company's net earned premium for the DIC business and AOP business respectively for the term of this Contract.

B. The Company shall pay the Reinsurer an annual deposit premium for each excess layer of an amount, shown as "Annual Deposit Premium" for that excess layer in Schedule A attached hereto, in two equal installments of an amount, shown as "Semiannual Deposit Premium" for that excess layer in Schedule A attached hereto, on January 1 and July 1 of 1997.

C. Within 60 days after the expiration of this Contract, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder for each excess layer, computed in accordance with paragraph A, and any additional premium due the Reinsurer or return premium due the Company for each such excess layer shall be remitted promptly.

D. As respects the Third and/or Fourth Excess Catastrophe reinsurance layers hereunder, in the event that no claims arise under this Contract, certain reinsurers participating hereunder on the Third and/or Fourth Excess Catastrophe reinsurance layers shall pay the Company a no claims bonus equal to 20.0% of the adjusted premium under this Contract subject to the following:

      1. The Company shall only be entitled to the no claims bonus if this Contract and the prior and subsequent renewals are loss free for a continuous period of three years.

      2. When such no claims bonus is calculated, it shall be calculated on the premium for this Contract and for the prior and subsequent renewals. Payment of the no claims bonus by the reinsurers to the Company shall constitute a commutation of this Contract and such payment once effected shall constitute a full and final release of the reinsurers from all liability hereunder.

      3. Should the Reinsurer decline to offer a renewal of this Contract at similar terms as expiring in relation to the exposure presented, the no claims bonus shall be calculated for the years actually reinsured subject to the above provisions.

   It is understood that these no claims bonus provisions shall only apply to certain reinsurers hereunder participating on the Third and/or Fourth Excess Catastrophe reinsurance layers. The figures listed under "With `No Claims Bonus'" in
   Schedule A attached to and forming part of this Contract shall apply to such reinsurers. The figures listed under "Without `No Claims Bonus'" in Schedule A attached to and forming part of this Contract shall apply to the remaining reinsurers on those layers.


Article XIII - Offset (BRMA 36C)

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.


Article XIV - Access to Records (BRMA 1D)

The Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance.


Article XV - Net Retained Lines (BRMA 32E)

A. This Contract applies only to that portion of any policy which the Company retains net for its own account (prior to deduction of any underlying reinsurance specifically permitted in this Contract), and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included.

B. The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.


Article XVI - Errors and Omissions (BRMA 14F)

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.


Article XVII - Currency (BRMA 12A)

A. Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States
   Dollars and all transactions under this Contract shall be in United States Dollars.

B. Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.


Article XVIII - Taxes (BRMA 50C)

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America, the District of Columbia or Canada.


Article XIX - Federal Excise Tax (BRMA 17A)

(Applicable to those reinsurers, excepting Underwriters at Lloyd's London and other reinsurers exempt from Federal Excise
Tax, who are domiciled outside the United States of America.)

A. The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

B. In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.


Article XX - Unauthorized Reinsurers

A. If the Reinsurer is unauthorized in any state of the United States of America or the District of Columbia, the Reinsurer agrees to fund its share of the Company's ceded United States outstanding loss and loss adjustment expense reserves by:

      1. Clean, irrevocable and unconditional letters of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities; and/or

      2.   Escrow accounts for the benefit of the Company;
      and/or

      3.   Cash advances;

   if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved. The Reinsurer, at its sole option, may fund in other than cash if its method and form of funding are acceptable to the insurance regulatory authorities involved.

B. If the Reinsurer is unauthorized in any province or
   jurisdiction of Canada, the Reinsurer agrees to fund 115% of its share of the Company's ceded Canadian outstanding loss and loss adjustment expense reserves by:

      1. A clean, irrevocable and unconditional letter of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a Canadian bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities, for no more than 15/115ths of the total funding required; and/or

      2. Cash advances for the remaining balance of the funding required;

   if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved.

C. With regard to funding in whole or in part by letters of credit, it is agreed that each letter of credit will be in a form acceptable to insurance regulatory authorities involved, will be issued for a term of at least one year and will include an "evergreen clause," which automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Company not less than 30 days prior to said expiration date. The Company and the Reinsurer further agree, notwithstanding anything to the contrary in this Contract, that said letters of credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes:

      1. To reimburse itself for the Reinsurer's share of losses and/or loss adjustment expense paid under the terms of policies reinsured hereunder, unless paid in cash by the Reinsurer;

      2. To reimburse itself for the Reinsurer's share of any other amounts claimed to be due hereunder, unless paid in cash by the Reinsurer;

      3. To fund a cash account in an amount equal to the Reinsurer's share of any ceded outstanding loss and loss adjustment expense reserves funded by means of a letter of credit which is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Reinsurer 10 days prior to its expiration date;

      4. To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer's share of the Company's ceded outstanding loss and loss adjustment expense reserves, if so requested by the Reinsurer.

   In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required for C(1) or C(3), or in the case of C(2), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.


Article XXI - Insolvency

A. In the event of the insolvency of one or more of the reinsured companies, this reinsurance shall be payable directly to the company or to its liquidator, receiver, conservator or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of the liability of the company without diminution because of the insolvency of the company or because the liquidator, receiver, conservator or statutory successor of the company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the company shall give written notice to the Reinsurer of the pendency of a claim against the company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the company solely as a result of the defense undertaken by the Reinsurer.

B. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the company.

C. It is further understood and agreed that, in the event of the insolvency of one or more of the reinsured companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the company to such payees.


Article XXII - Arbitration

A. As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd's London Underwriters. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

B. Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

C. If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers participating under the terms of this Contract from several to joint.

D. Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

E. Any arbitration proceedings shall take place at Woodland
   Hills, California, unless otherwise mutually agreed.


Article XXIII - Service of Suit (BRMA 49C)

(Applicable if the Reinsurer is not domiciled in the United
States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities)

A. It is agreed that in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of any court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

B. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.


Article XXIV - Agency Agreement

Associated International Insurance Company shall be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party.


Article XXV - Intermediary (BRMA 23A)

E. W. Blanch Co. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through E. W. Blanch Co., Reinsurance Services, 3500 West 80th Street, Minneapolis, Minnesota 55431. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

In Witness Whereof, the Company by its duly authorized representative has executed this Contract as of the date undermentioned at:

Woodland Hills, California,this _______ day of _______________________________
199___.

                __________________________________________________
                ___
                Associated International Insurance Company
                Calvert Insurance Company
                Timberline Insurance Company
                                   Schedule A
                External Third through Seventh Catastrophe Excess
                              Reinsurance Contract
                           Effective:  January 1, 1997

                                    issued to

                   Associated International Insurance Company
                           Woodland Hills, California
                            Calvert Insurance Company
                               Hoboken, New Jersey
                          Timberline Insurance Company
                                 Eugene, Oregon
                                       and
                 any additional company established or acquired
    by Associated International Insurance Company, Calvert Insurance Company, Timberline Insurance Company or Gryphon Holdings, Inc., New York, New York,
                            to be included hereunder


                      Third Excess            Fourth Excess         Fifth       Sixth      Seventh
                                                                    Excess      Excess      Excess
                   With "No    Without     With "No    Without
                    Claims    "No Claims    Claims    "No Claims
                    Bonus"      Bonus"      Bonus"      Bonus"
Company's         $17,500,0   $17,500,00  $25,000,00  $25,000,00  $40,000,00  $60,000,00  $118,000,0
Retention                00            0           0           0           0           0          00

Reinsurer's Per   $7,500,00   $7,500,000  $15,000,00  $15,000,00  $20,000,00  $58,000,00  $20,000,00
Occurrence Limit          0                        0           0           0           0           0

Reinsurer's       $15,000,0   $15,000,00  $30,000,00  $30,000,00  $40,000,00  $116,000,0  $40,000,00
Annual Limit             00            0           0           0           0          00           0

Annual Minimum    $1,230,00   $1,080,000  $1,830,000  $1,740,000  $1,760,000  $3,480,000    $880,000
Premium                   0

                      Third Excess            Fourth Excess         Fifth       Sixth      Seventh
                                                                    Excess      Excess      Excess
                   With "No    Without     With "No    Without
                    Claims    "No Claims    Claims    "No Claims
                    Bonus"      Bonus"      Bonus"      Bonus"
Rate-DIC/CA EQ       4.110%       3.609%      6.115%      5.813%      5.881%     11.628%      2.941%
Business "DIC"

Rate-General E&S      .878%        .878%      1.313%      1.313%      1.277%      2.492%       .629%
Business "AOP"

Annual Deposit    $1,537,50   $1,350,000  $2,287,500  $2,200,000  $2,200,000  $4,350,000  $1,100,000
Premium                   0

Semiannual         $786,750     $675,000  $1,143,750  $1,100,000  $1,100,000  $2,175,000    $550,000
Deposit Premium


The figures listed above for each excess layer shall apply to each Subscribing Reinsurer in the percentage share for that excess layer as expressed in the Interests and Liabilities Agreement attached hereto.
        POOLS, ASSOCIATIONS & SYNDICATES EXCLUSION CLAUSE


Section A:

Excluding:

      (a) All business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

      (b) Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

Section B:

     It is agreed that business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in the following Pools, Associations or Syndicates, whether by way of insurance or reinsurance, is excluded hereunder:

     Industrial Risk Insurers,
     Associated Factory Mutuals,
     Improved Risk Mutuals,
     Any Pool, Association or Syndicate formed for the purpose of writing
        Oil, Gas or Petro-Chemical Plants and/or Oil or Gas
Drilling Rigs,
     United States Aircraft Insurance Group,
     Canadian Aircraft Insurance Group,
     Associated Aviation Underwriters,
     American Aviation Underwriters.

Section B does not apply:

      (a) Where The Total Insured Value over all interests of the risk in question is less than $300,000,000.

      (b)  To interests traditionally underwritten as Inland
      Marine or stock and/or contents written on a blanket basis.

      (c) To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above, other than as provided for under Section B(a).

      (d)  To risks as follows:

           Offices, Hotels, Apartments, Hospitals, Educational
      Establishments, Public Utilities (other than railroad schedules) and builder's risks on the classes of risks specified in this subsection (d) only.

     Where this clause attaches to Catastrophe Excesses, the following Section C is added:

     Nevertheless the Reinsurer specifically agrees that liability accruing to the Company from its participation in:

          (1)  The following so-called "Coastal Pools":

               Alabama Insurance Underwriting Association
               Florida Windstorm Underwriting Association
               Louisiana Insurance Underwriting Association
               Mississippi Insurance Underwriting Association North Carolina Insurance Underwriting Association South Carolina Windstorm and Hail Underwriting
          Association
               Texas Catastrophe Property Insurance Association

                  AND

          (2)  All "Fair Plan" business

for all perils otherwise protected hereunder shall not be excluded, except, however, that this reinsurance does not include any increase in such liability resulting from:

           (i) The inability of any other participant in such "Coastal Pool" or "Fair Plan" to meet its liability.

           (ii) Any claim against such "Coastal Pool" or "Fair Plan" or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund (as defined in the Insolvency Fund Exclusion Clause incorporated in this Contract).








              TOTAL INSURED VALUE EXCLUSION CLAUSE



It is the mutual intention of the parties to exclude risks, other than Offices, Hotels, Apartments, Hospitals, Educational Establishments and Public Utilities (except Railroad Schedules), and Builders Risks on the above classes, where at the time of cession, the Total Insured Value over all interests exceeds $300,000,000. However, the Company shall be protected hereunder, subject to the other terms and conditions of this Contract, if subsequent to cession being made, the Company becomes acquainted with the true facts of the case and discovers that the mutual intention has been inadvertently breached; on condition that the Company shall at the first opportunity, and certainly by next anniversary of the original policy, exclude the risk in question.

It is agreed that this mutual intention does not apply to Contingent Business Interruption or to interests traditionally underwritten as Inland Marine or to Stock and/or Contents written on a blanket basis except where the Company is aware that the Total Insured Value of $300,000,000 is already exceeded for buildings, machinery, equipment and direct use and occupancy at the key location.

Notwithstanding anything contained herein to the contrary, it is the mutual intention of the parties in respect of Bridges and Tunnels to exclude such risks where the Total Insured Value over all interests exceeds $300,000,000.

It is understood and agreed that this Clause shall not apply hereunder where the Company writes 100% of the risk.